EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of ADAC Laboratories on Form S-8 (File Nos.333-34619, 333-34625 and 333-34629) of our report dated November 4, 1997, on our audits of the consolidated financial statements and financial statement schedules of ADAC Laboratories as of September 28, 1997 and September 29, 1996, and for each of the three fiscal years ended September 28, 1997, which is included under Item 8. Financial Statements and Supplemental Data of this Form 10-K.


                                                 COOPERS & LYBRAND L.L.P.

San Jose, California
December 22, 1997